                                                                      Exhibit 12
                                                                      ----------
                                  AIRGAS, INC.

                        COMPUTATION OF FINANCIAL RATIOS

                         (in thousands, except ratios)



                                                                    Fiscal Year Ended March 31,
                                                     ------------------------------------------------------
                                                                                                                   Quarter
                                                                                                                     Ended
Ratio of Earnings to Fixed Charges                         1997       1998       1999       2000       2001        6/30/01
----------------------------------                   ---------------------------------------------------------------------
EARNINGS COMPUTATION:
Add:
---
Pretax income from continuing operations before
equity method earnings...............................  $ 82,285   $118,948   $112,996   $106,731   $107,949        $32,784


Fixed charges........................................    49,894     65,831     74,697     71,862     77,611         16,348

Amortization of capitalized interest.................        --         --         --         --         --             --

Distributed income of equity investees...............     1,729      4,165      4,533      3,973      3,668            784

Share of pre-tax losses for which charges arising
from guarantees are included in fixed charges........        --         --         --         --         --             --
                                                       --------   --------   --------   --------    -------       --------
                                                       $133,908   $188,944   $192,226   $182,566   $189,228        $49,916
                                                       ========   ========   ========   ========   ========        =======
Subract:
-------
Interest capitalized.................................        --         --         --         --         --             --

Preferred dividend requirements of consolidated
subsidiaries.........................................        --         --         --         --         --             --

Minority interest in pre-tax income of subsidiaries
that have not incurred fixed charges.................     (958)    (2,931)    (7,042)    (3,391)    (2,260)          (913)
                                                       --------   --------   --------   --------    -------       --------

Earnings for purposes of computation.................  $132,950   $186,013   $185,184   $179,175   $186,968        $49,003
                                                       ========   ========   ========   ========   ========        =======

FIXED CHARGES COMPUTATION:
Interest expensed....................................  $ 41,777   $ 55,403   $ 62,588   $ 58,712   $ 62,737        $12,637

Interest capitalized.................................        --         --         --         --         --             --

Amortization of premiums or discounts related to debt     8,000     10,133     11,800     12,833     14,567          3,606

Amortization of capitalized expenses related to debt.       117        295        309        317        307            105

Estimate of the interest component of rent expense...        --         --         --         --         --             --

Preferred dividend requirements of consolidated
subsidiaries.........................................        --         --         --         --         --             --
                                                       --------   --------   --------   --------    -------        -------

Fixed charges for purposes of computation............  $ 49,894   $ 65,831   $ 74,697   $ 71,862   $ 77,611        $16,348
                                                       ========   ========   ========   ========   ========        =======

RATIO OF EARNINGS TO FIXED CHARGES                        2.66X      2.83X      2.48X      2.49X      2.41X          3.00X

Ratio of Adjusted EBITDA to Interest Expense
--------------------------------------------

ADJUSTED EBITDA COMPUTATION:

Adjusted EBITDA represents EBITDA (1) plus one-time losses and special charges minus one-time gains and special recoveries. Adjusted EBITDA was calculated as follows:

                                                               Fiscal Year Ended March 31,
                                             -------------------------------------------------------

                                                       1999               2000              2001
                                             -------------------------------------------------------
EBITDA.......................................          $205,455           $200,012          $198,371
One-time losses..............................                --             11,300             6,000

Special charges (recoveries).................           (1,000)            (2,829)            3,643

One-time gains...............................           (1,800)                --                --
                                             -------------------------------------------------------
Adjusted EBITDA..............................          $202,655           $208,483          $208,014
                                                       ========           ========          ========


(1) EBITDA represents total operating income plus depreciation, amortization and cash dividends and fees from unconsolidated affiliates.

RATIO OF ADJUSTED EBITDA TO INTEREST EXPENSE COMPUTATION:

                                                                    Fiscal Year Ended March 31,
                                                   -----------------------------------------------------------------

                                                                                                           2001,
                                                    1999               2000             2001           As Adjusted
                                                   -----------------------------------------------------------------
Adjusted EBITDA............................         $202,655           $208,483         $208,014          $208,014
Interest expense (2).......................           62,588             58,712           62,737            70,989


RATIO OF ADJUSTED EBITDA TO INTEREST EXPENSE
                                                        3.24x              3.55x            3.32x             2.93x

(2) For fiscal 2001, as adjusted, interest expense includes the net effect of the Refinancing Transactions on interest expense of $8.3 million.

Ratio of Adjusted Debt to Adjusted EBITDA
-----------------------------------------

ADJUSTED DEBT COMPUTATION:

Adjusted debt represents total long-term debt as presented on the balance sheet plus synthetic lease obligations and amounts drawn under the accounts receivable securitization facility. Adjusted debt was calculated as follows:

                                                                                March 31,
                                                 ---------------------------------------------------------------------

                                                                                                              2001,
                                                          1999             2000             2001           As Adjusted
                                                 ---------------------------------------------------------------------
Long-term debt (1)...............................         $867,486         $877,493         $693,609          $639,134
Synthetic lease obligations......................           15,162           46,956           44,230            44,230

Accounts receivable securitization facility (2)..               --               --           73,200           137,300
                                                 ---------------------------------------------------------------------
  Adjusted debt..................................         $882,648         $924,449         $811,039          $820,664
                                                          ========         ========         ========          ========

(1) Long-term debt, at March 31, 2001, as adjusted, represents long-term debt less net proceeds from the second tranche of the accounts receivable securitization facility, which closed in April 2001.
(2) Accounts receivable securitization facility, at March 31, 2001, as adjusted, represents amounts drawn under the facility plus the proceeds from the second tranche of the facility, which closed in April 2001.


ADJUSTED EBITDA COMPUTATION:

See calculation above.


RATIO OF ADJUSTED DEBT TO ADJUSTED EBITDA COMPUTATION:

                                                                                    Fiscal
                                                   -----------------------------------------------------------------------

                                                                                                                  2001,
                                                            1999               2000             2001           As Adjusted
                                                   -----------------------------------------------------------------------
Adjusted Debt......................................         $882,648           $924,449         $811,039          $820,664
Adjusted EBITDA....................................          202,655            208,483          208,014           208,014


RATIO OF ADJUSTED DEBT TO ADJUSTED EBITDA                       4.36x              4.43x            3.90x             3.95x